Exhibit 99.1

MSC Industrial Direct Co., Inc. 75 Maxess Road Melville, New York 11747-3151 Tel. 800.645.7270 Fax. 800.255.5067 www.mscdirect.com

Investor Contact: John G. Chironna VP Investor Relations & Treasurer MSC Industrial Direct Co., Inc. (704) 987-5231	news

Media Contact:

Rachel Rosenblatt

FTI Consulting – Strategic Communications

(212) 850-5600

MSC INDUSTRIAL DIRECT CO., INC. REPORTS

FISCAL 2014 FIRST QUARTER RESULTS

- Net Sales of $678.5 Million -

- Adjusted Diluted Earnings per Share of $0.99, GAAP Diluted Earnings per Share of $0.93 -

Melville, NY, January 8, 2014 - MSC INDUSTRIAL DIRECT CO., INC. (NYSE: MSM), “MSC” or the “Company,” a premier distributor of Metalworking and Maintenance, Repair and Operations (“MRO”) supplies to industrial customers throughout North America, today reported financial results for its fiscal 2014 first quarter ended November 30, 2013.

Net sales for the first quarter of fiscal 2014 were $678.5 million, an increase of 17.5% over net sales of $577.5 million in the first quarter of fiscal 2013. The recently acquired Barnes Distribution North America (“BDNA”) business contributed approximately $72.4 million to net sales in the fiscal 2014 first quarter.

Excluding non-recurring costs of $5.8 million associated with the BDNA acquisition and the co-location of the Company’s headquarters, adjusted operating income for the fiscal 2014 first quarter was $102.5 million, or 15.1% of net sales, compared to $103.7 million, or 18.0% of net sales in the same quarter a year ago. GAAP operating income for the fiscal 2014 first quarter was $96.8 million, or 14.3% of net sales, compared to $102.4 million, or 17.7% of net sales in the same quarter a year ago.

Excluding the after tax effects of non-recurring costs, adjusted net income for the first quarter of fiscal 2014 was $62.6 million, or $0.99 per diluted share (based on 63.1 million diluted shares outstanding), compared to $64.0 million, or $1.01 per diluted share, a year ago (based on 62.7 million diluted shares outstanding). The BDNA operations contributed approximately $0.05 to the fiscal first quarter EPS. GAAP net income for the first quarter of fiscal 2014 was $59.0 million, or $0.93 per diluted share, compared to $63.2 million, or $1.00 per diluted share, a year ago.

Erik Gershwind, President and Chief Executive Officer, stated, “The manufacturing environment stabilized and began to show potential signs of improvement during the first fiscal quarter of 2014. Combined with strong execution of our share gain initiatives and the early stages of our BDNA growth plan, a healthier environment contributed to solid performance in the quarter and gives us even greater confidence going forward.”

Jeff Kaczka, Executive Vice President and Chief Financial Officer, commented, “We are encouraged by the market stabilization and related sales growth. Furthermore, our strong operating cash flows allowed us to execute our share repurchase program opportunistically. Our fiscal second quarter guidance reflects the usual seasonality in revenues and expenses, widespread weather disruptions, and the planned increase in investment spending. From an adjusted operating margin standpoint, we expect that our fiscal second quarter will be the low point for fiscal 2014. We remain on track to achieve an annual adjusted operating margin consistent with our fiscal 2014 operating framework assuming a continuing low to moderate sales growth environment.”

Mr. Gershwind concluded, “We are on pace with our 2014 plan and we are executing on the infrastructure initiatives that will support our next run of growth. We are also executing on share gain programs that will fuel growth, particularly as manufacturing recovers. Complementing the potential of our base business is our new platform for growth in the BDNA business, the integration of which is going as planned. All of this makes for a story of top-line growth and tremendous earnings leverage as we move beyond the near-term.”

MSC INDUSTRIAL DIRECT CO., INC. REPORTS FISCAL 2014 FIRST QUARTER RESULTS	Page - 2 -

Outlook

The Company expects net sales for the fiscal second quarter 2014 to be between $660 million and $672 million. At the midpoint, average daily sales growth, exclusive of BDNA, is expected to be 4.6 percent. Excluding non-recurring costs related to the co-location of the Company’s headquarters and non-recurring integration costs associated with BDNA, the Company expects adjusted diluted earnings per share for the fiscal second quarter 2014 to be between $0.83 and $0.87.

The Company expects the non-recurring costs related to the co-location of the Company’s headquarters to have a $0.01 impact and the integration costs related to the BDNA acquisition to have approximately a $0.05 impact on its GAAP diluted earnings per share in the fiscal second quarter 2014.

The implied adjusted operating margin for the fiscal second quarter at the midpoint of guidance is approximately 13 percent and represents what is expected to be the low point of the Company’s adjusted operating margin in fiscal 2014. The Company expects the non-recurring costs related to the co-location of the Company’s headquarters and the integration costs related to the BDNA acquisition to have approximately a 90 basis point impact on its GAAP operating margin in the fiscal second quarter 2014.

Looking beyond the second fiscal quarter, adjusted operating expenses are expected to continue to build in support of the Company’s growth and infrastructure initiatives. However, with the exception of volume-related variable costs, which are a function of sales levels, the Company’s base adjusted operating expenses are expected to grow more moderately through the second half of the fiscal year. The Company remains on track to achieve fiscal year 2014 adjusted operating margin consistent with its fiscal 2014 operating framework assuming a continuing low to moderate sales growth environment.

The management of MSC will host a conference call today, at 11:00 a.m. Eastern Time, to review the Company’s results for its fiscal 2014 first quarter. The call and accompanying slides may be accessed via the Internet on MSC’s website located at: http://investor.mscdirect.com. A replay of the conference call will be available on the Company’s website until Friday, February 7, 2014.

Alternatively, the conference call can be accessed by dialing 1-877-270-2148 (U.S.) or 1-412-902-6510 (international). A replay will be available within one hour of the conclusion of the call and will remain available until Friday, February 7, 2013. The replay is accessible by dialing 1-877-344-7529 (U.S.) or 1-412-317-0088 (international) and entering passcode 10038682.

The Company’s reporting date for fiscal 2014 second quarter results will be April 9, 2014.

An explanation and reconciliation of the non-GAAP financial measures contained in this press release to the most directly comparable GAAP financial measures are included in the attached tables.

About MSC Industrial Direct Co., Inc. MSC Industrial Direct Co., Inc. is one of the largest distributors of Metalworking and Maintenance, Repair and Operations (“MRO”) supplies to industrial customers throughout North America. MSC employs one of the industry’s largest sales forces and distributes approximately 700,000 industrial products from approximately 3,000 suppliers. In-stock availability is approximately 99%, with next day standard delivery to the contiguous United States on qualifying orders up until 8 p.m. Eastern Time. For more information, visit MSC’s website at http://www.mscdirect.com.

Note Regarding Forward-Looking Statements: Statements in this Press Release may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including statements about expected future results, expected benefits from our investment and strategic plans, including the Barnes Distribution North America acquisition, and expected future margins, are forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material. Factors that could cause actual results to differ materially from those in forward-looking statements include: problems with successfully integrating acquired operations, unanticipated delays or costs associated with opening or expanding our customer fulfillment centers or customer service centers, current economic, political and social conditions, changing customer and product mixes, financial restrictions on outstanding borrowings, industry consolidation, the loss of key suppliers or supply chain disruptions, competition, general economic conditions in the markets in which we operate, volatility in commodity and energy prices, credit risk of our customers, risk of cancellation or rescheduling of orders, work stoppages or other business interruptions (including those due to extreme weather conditions) at transportation centers or shipping ports, the risk of war, terrorism and similar hostilities, dependence on our information systems and on key personnel, and the outcome of potential government or regulatory proceedings or future litigation relating to pending or future claims, inquiries or audits. Additional information concerning these and other risks is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the reports on Forms 10-K and 10-Q that we file with the U.S. Securities and Exchange Commission. We assume no obligation to update any of these forward-looking statements.

MSC INDUSTRIAL DIRECT CO., INC. REPORTS FISCAL 2014 FIRST QUARTER RESULTS	Page - 3 -

MSC INDUSTRIAL DIRECT CO., INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

	November 30, 2013	August 31, 2013
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$48,430	$55,876
Accounts receivable, net of allowance for doubtful accounts	348,673	345,366
Inventories	416,317	419,012
Prepaid expenses and other current assets	30,864	35,464
Deferred income taxes	37,771	37,771
Total current assets	882,055	893,489

Property, plant and equipment, net	272,684	251,536
Goodwill	630,130	630,318
Identifiable intangibles, net	151,081	155,324
Other assets	31,789	12,336
Total assets	$1,967,739	$1,943,003

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Revolving credit note	$50,000	$—
Current maturities of long-term debt	17,288	14,184
Accounts payable	107,767	113,636
Accrued liabilities	115,275	85,759
Total current liabilities	290,330	213,579
Long-term debt, net of current maturities	254,671	241,566
Deferred income taxes and tax uncertainties	97,475	97,475
Total liabilities	642,476	552,620
Commitments and Contingencies
Shareholders’ Equity:
Preferred Stock	--	--
Class A common stock	55	55
Class B common stock	14	14
Additional paid-in capital	539,508	528,770
Retained earnings	1,170,934	1,132,868
Accumulated other comprehensive loss	(3,804)	(4,427)
Class A treasury stock, at cost	(381,444)	(266,897)
Total shareholders’ equity	1,325,263	1,390,383
Total liabilities and shareholders’ equity	$1,967,739	$1,943,003

MSC INDUSTRIAL DIRECT CO., INC. REPORTS FISCAL 2014 FIRST QUARTER RESULTS	Page - 4 -

MSC INDUSTRIAL DIRECT CO., INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(In thousands, except net income per share data)

(Unaudited)

	(Unaudited)
	Quarters Ended
	November 30, 2013	December 1, 2012
	(13 weeks)	(13 weeks)
Net sales	$678,510	$577,491
Cost of goods sold	363,655	312,402
Gross profit	314,855	265,089
Operating expenses	218,105	162,737
Income from operations	96,750	102,352
Other (expense) income:
Interest expense	(847)	(52)
Interest income	5	43
Other expense, net	(212)	(16)
Total other expense	(1,054)	(25)
Income before provision for income taxes	95,696	102,327
Provision for income taxes	36,650	39,140
Net income	$59,046	$63,187
Per Share Information:
Net income per common share:
Basic	$0.93	$1.01
Diluted	$0.93	$1.00
Weighted average shares used in computing net income per common share:
Basic	62,773	62,378
Diluted	63,078	62,701
Cash dividend declared per common share	$0.33	$0.30

MSC INDUSTRIAL DIRECT CO., INC. REPORTS FISCAL 2014 FIRST QUARTER RESULTS	Page - 5 -

MSC INDUSTRIAL DIRECT CO., INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Income

(In thousands)

(Unaudited)

	Thirteen Weeks Ended
	November 30, 2013	December 1, 2012
Net income, as reported	$59,046	$63,187
Foreign currency translation adjustments	623	269
Comprehensive income	$59,669	$63,456

MSC INDUSTRIAL DIRECT CO., INC. REPORTS FISCAL 2014 FIRST QUARTER RESULTS	Page - 6 -

MSC INDUSTRIAL DIRECT CO., INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Thirteen Weeks Ended
	November 30, 2013	December 1, 2012
Cash Flows from Operating Activities:
Net income	$59,046	$63,187
Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	16,061	10,021
Stock-based compensation	4,232	4,253
Loss on disposal of property, plant, and equipment	65	60
Provision for doubtful accounts	1,118	1,116
Excess tax benefits from stock-based compensation	(4,012)	(3,451)
Changes in operating assets and liabilities, net of amounts associated with business acquired:
Accounts receivable	(3,831)	7,931
Inventories	3,185	5,915
Prepaid expenses and other current assets	3,195	(4,161)
Other assets	(285)	1,073
Accounts payable and accrued liabilities	25,606	3,425

Total adjustments	45,334	26,182

Net cash provided by operating activities	104,380	89,369

Cash Flows from Investing Activities:
Expenditures for property, plant and equipment	(12,506)	(16,993)
Investments in available for sale securities	(20,366)	—
Cash used in business acquisition, net of cash received	1,434	—

Net cash used in investing activities	(31,438)	(16,993)

Cash Flows from Financing Activities:
Purchases of treasury stock	(114,996)	(3,506)
Payment of cash dividends	(20,915)	(18,907)
Payments on capital lease and financing obligations	(321)	(279)
Excess tax benefits from stock-based compensation	4,012	3,451
Proceeds from sale of Class A common stock in connection with associate stock purchase plan	813	863
Proceeds from exercise of Class A common stock options	4,058	11,024
Borrowings under Credit Facility	50,000	—
Payment of notes payable under the credit facility	(3,125)	—
Net cash used in financing activities	(80,474)	(7,354)

Effect of foreign exchange rate changes on cash and cash equivalents	86	31
Net (decrease) increase in cash and cash equivalents	(7,446)	65,053
Cash and cash equivalents – beginning of period	55,876	168,453
Cash and cash equivalents – end of period	$48,430	$233,506

Supplemental Disclosure of Cash Flow Information:

Cash paid for income taxes	$3,999	$5,999

Cash paid for interest	$751	$5

 # # #

MSC INDUSTRIAL DIRECT CO., INC. REPORTS FISCAL 2014 FIRST QUARTER RESULTS	Page - 7 -

Non-GAAP Financial Measures

To supplement MSC’s unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), the Company discloses certain non-GAAP financial measures, including adjusted operating income, adjusted net income, and adjusted net income per diluted share. The adjusted supplemental measures exclude non-recurring costs associated with the Barnes Distribution North America (“BDNA”) acquisition and the co-location of our corporate headquarters in Davidson, North Carolina and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with MSC's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate MSC’s results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of Company performance.

In calculating non-GAAP financial measures, we exclude these non-recurring costs to facilitate a review of the comparability of the Company’s operating performance on a period-to-period basis because such costs are not, in our view, related to the Company’s ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, we use non-GAAP financial measures as performance metrics for management incentive programs. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:

•	The ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results;
•	The ability to better identify trends in the Company’s underlying business and perform related trend analyses; and
•	A better understanding of how management plans and measures the Company’s underlying business.

The following tables reconcile GAAP operating income, GAAP net income and GAAP net income per diluted share (“EPS”) to non-GAAP adjusted operating income, adjusted net income, and adjusted net income per diluted share:

	Thirteen Weeks Ended
	November 30, 2013
(in thousands)	$	Margin
GAAP Operating income	$96,750	14.3%
Non-recurring costs	5,778
Adjusted Operating income	$102,528	15.1%

	Thirteen Weeks Ended
	December 1, 2012
(in thousands)	$	Margin
GAAP Operating income	$102,352	17.7%
Non-recurring costs	1,327
Adjusted Operating income	$103,679	18.0%

MSC INDUSTRIAL DIRECT CO., INC. REPORTS FISCAL 2014 FIRST QUARTER RESULTS	Page - 8 -

	Thirteen Weeks Ended	Thirteen Weeks Ended
	November 30, 2013	December 1, 2012
(in thousands)	$	$
Sales	$678,510	$577,491
Cost of Sales	363,655	312,402
Gross Margin	314,855	265,089
Operating Expenses	218,105	162,737
Income from Operations	96,750	102,352
Non-recurring costs	5,778	1,327
Adjusted Operating income	$102,528	$103,679

	Thirteen Weeks Ended
	November 30, 2013
		Diluted
(in thousands, except per share amounts)	$(after tax)	EPS
GAAP net income	$59,046	$0.93
Non-recurring costs*	3,565	0.06
Adjusted net income	$62,611	$0.99

* On a pre-tax basis includes approximately $1,974 of non-recurring relocation costs associated with the Co-Location of the Company’s headquarters in Davidson, North Carolina and approximately $3,804 of non-recurring integration costs associated with the BDNA acquisition for the thirteen weeks ended November 30, 2013. The non-recurring costs were calculated using an effective tax rate of 38.3%.

	Thirteen Weeks Ended
	December 1, 2012
		Diluted
(in thousands, except per share amounts)	$(after tax)	EPS
GAAP net income	$63,187	$1.00
Non-recurring costs*	820	0.01
Adjusted net income	$64,007	$1.01

* On a pre-tax basis includes approximately $1,327 of non-recurring relocation costs associated with the Co-Location of the Company’s headquarters in Davidson, North Carolina. The non-recurring costs were calculated using an effective tax rate of 38.2%.